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                                                                    EXHIBIT 10.6


                          AK STEEL HOLDING CORPORATION

                           1994 STOCK INCENTIVE PLAN

                     (AS AMENDED THROUGH NOVEMBER 21, 1996)

ARTICLE 1. ESTABLISHMENT, PURPOSE, AND DURATION

  1.1 ESTABLISHMENT OF THE PLAN. AK Steel Holding Corporation, a Delaware corporation (hereinafter referred to as the "Company"), hereby establishes an incentive compensation plan to be known as the "AK Steel Holding Corporation 1994 Stock Incentive Plan" (hereinafter referred to as the "Plan"), as set forth in this document. The Plan permits the grant of Nonqualified Stock Options and awards of Restricted Stock to directors, executive officers and key employees of the Company.

  1.2 PURPOSE OF THE PLAN. The purpose of the Plan is to promote the success and enhance the value of the Company by linking the personal interests of Participants to those of the Company's shareholders, and by providing Participants with an incentive for outstanding performance. The Plan is further intended to enhance the Company's ability to motivate, attract, and retain the services of Participants upon whose judgment, interest, and special effort the successful conduct of its operation is largely dependent.

  1.3 DURATION OF THE PLAN. The Plan shall remain in effect until all Shares subject to it shall have been purchased or acquired or are no longer available for Awards according to the Plan's provisions, subject to the right of the Board to terminate the Plan at any time pursuant to Article 10 herein. In no event may an Award be granted under the Plan on or after December 31, 2003. Termination of the Plan shall not affect the rights of any person under an outstanding Award Agreement unless otherwise specifically provided in such Award Agreement.

ARTICLE 2. DEFINITIONS. Whenever used in the Plan, the following terms shall have the meanings set forth below and, when the meaning is intended, the initial letter of the word is capitalized:

     (a) "Award" means either or both of an Option Award or a Restricted Stock Award.

     (b) "Award Agreement" means either or both of an Option Award Agreement or a Restricted Stock Award Agreement. A Participant is bound by the terms of an Award Agreement and this Plan by reason of accepting the benefits of the Award.

     (c) "Beneficial Owner" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

     (d) "Beneficiary" means the person or persons named by a Participant to succeed to the Participant's rights under any then unexpired Award Agreements. Each such designation shall: (i) revoke all prior designations by the same Participant; (ii) be in a form acceptable to the Committee; and (iii) be effective only when delivered to the Committee by the Participant in writing and during the Participant's lifetime. No beneficiary shall be entitled to any notice of any change in a designation of beneficiary. In the absence of any such designation, the Participant's estate shall be the beneficiary.

     (e) "Board" means the Board of Directors of the Company.
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     (f) "Cause" means a willful engaging in gross misconduct materially and demonstrably injurious to the Company or any subsidiary or affiliate thereof, including AK Steel Corporation. "Willful" means an act or omission in bad faith and without reasonable belief that such act or omission was in or not opposed to the best interests of the Company or any subsidiary or affiliate thereof, including AK Steel Corporation. "Cause" shall be determined in good faith by the Committee.

     (g) "Change in Control" shall be deemed to have occurred if:

        (i) any person (other than a trustee or other fiduciary holding securities under an employee benefit plan in which employees of the Company participate) becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing forty percent (40%) or more of the combined voting power of the Company's then outstanding voting securities; or

        (ii) during any period of two (2) consecutive years individuals who at the beginning of such period constitute the Board, including for this purpose any new Director of the Company (other than a Director designated by a person who has entered into an agreement with the Company to effect a transaction described in clauses (i) or (iii) of this Subsection (g)) whose election by the Board or nomination for election by the shareholders of the Company was approved by a vote of a least two-thirds (/2//3) of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board; or

        (iii) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation (other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation) or the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

     (h) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     (i) "Committee" means the committee, as specified in Article 3, appointed by the Board to administer the Plan.

     (j) "Company" means AK Steel Holding Corporation, a Delaware corporation, or any successor thereto, as provided in Article 13 herein.

     (k) "Director" means any individual who is a member of the Board and who is not an Employee.

     (l) "Disability" means a physical or mental condition which, in the judgment of the Committee, renders a Director unable to serve or an Employee unable to perform the duties of his position with the Company or, in the case of an Employee, the duties of another available position with the Company for which the Employee is suited by education, background and training. Any Employee found to be qualified for disability benefits under AK Steel Holding Corporation's long term disability plan or by the Federal Social Security Administration will be considered to be disabled under this Plan, but qualification for such benefits shall not be required as evidence of disability hereunder.

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     (m) "Employee" means any common law employee of the Company or any subsidiary or affiliate thereof, including AK Steel Corporation. A Director is not an Employee solely by reason of his position as a Director and, unless otherwise employed by the Company, shall not be considered to be an Employee under this Plan.

     (n) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

     (o) "Fair Market Value" shall mean:

        (i) if the Shares are traded on an established United States national stock exchange or in the United States over-the-counter market with prices reported on the NASDAQ, the average of the highest and lowest sales prices for Shares on the relevant date (or, if there were no sales of Shares on such date, the weighted average of the mean between the highest and lowest sale prices for Shares on the nearest preceding trading day on which there were sales of Shares); and

        (ii) if the Shares are not traded as described in clause (i), the fair market value of such Shares on the relevant date, as determined in good faith by the Board.

     (p) "Insider" shall mean an Employee who is, on the relevant date, an executive officer or ten percent (10%) Beneficial Owner of the Company, as defined under Section 16 of the Exchange Act, or a Director.

     (q) "Nonqualified Stock Option" or "Option" means an option to purchase Shares from the Company at a price established in an Option Award Agreement. No incentive stock option within the meaning of Code Section 422 may be granted under this Plan.

     (r) "Option Award" means, individually or collectively, a grant under this Plan of a Nonqualified Stock Option.

     (s) "Option Award Agreement" means an agreement setting forth the terms and provisions applicable to an Option Award granted to a Participant under this Plan.

     (t) "Option Price" means the price at which a Share may be purchased by a Participant under the terms of an Option Award Agreement.

     (u) "Par Value" shall mean the designated par value of one Share.

     (v) "Participant" means any Director or Employee who possesses an unexpired Award granted under the Plan.

     (w) "Restricted Stock" means Shares granted to a Participant subject to certain restrictions on the Participant's right to sell, transfer, assign, pledge, encumber or otherwise alienate or hypothecate the Shares except in accordance with the terms of this Plan.

     (x) "Restricted Stock Award" means, individually or collectively, a grant under this Plan of Shares of Restricted Stock.

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     (y) "Restricted Stock Award Agreement" means an agreement setting forth the terms and provisions applicable to a Restricted Stock Award of Shares under this Plan.

     (z) "Retirement" shall mean termination of employment with the Company and any affiliate of the Company with eligibility to immediately commence to receive a pension under the Company's non-contributory defined benefit pension plan as in effect on the Employee's termination date. For a Participant who is not participating in such plan, Retirement shall mean any termination of employment with the Company which would have entitled such Participant to be eligible to immediately commence to receive a pension under the Company's non-contributory defined benefit pension plan had the Participant been a participant.

     (aa) "Shares" means the shares of voting common stock of the Company.

     (bb) "Window Period" means the period beginning on the third business day following the date of public release of the Company's quarterly sales and earnings information, and ending on the twelfth business day following such date.


ARTICLE 3. ADMINISTRATION

  3.1 THE COMMITTEE. The Plan shall be administered by the Compensation Committee of the Board, or by any other Committee appointed by the Board consisting of not less than two (2) Directors. The members of the Committee shall be appointed from time-to-time by, and shall serve at the sole discretion of, the Board. The Committee shall be comprised solely of Directors who (a) are eligible to administer the Plan pursuant to Rule 16b-3(c)(2) under the Exchange Act and, (b) from and after May 15, 1996, shall be "outside directors" within the meaning of Section 162(m) of the Code.

  The Committee may employ such legal or other counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion or computation received from any such counsel, consultant or agent. Expenses incurred by the Committee in the engagement of such counsel, consultant or agent shall be paid by the Company. No member or former member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option Award or Restricted Stock Award granted hereunder.

  3.2 AUTHORITY OF THE COMMITTEE. The Committee shall have full power, subject to the provisions of this Plan, except as limited by law or by the Articles of Incorporation or Bylaws of the Company: (i) to determine the size and types of Awards (except as to Awards to Directors which shall be limited to the size and shall be subject to the conditions expressly permitted by this Plan); (ii) to determine the terms and conditions of each Award Agreement in a manner consistent with the Plan; (iii) to construe and interpret the Plan and any agreement or instrument entered into under the Plan; (iv) to establish, amend, or waive rules and regulations for the Plan's administration; and, (v) subject to the provisions of Article 10 herein, to amend the terms and conditions of any outstanding Award Agreement to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan. The Committee may delegate its authority hereunder to the extent permitted by law. In no event shall a Director who is a Participant vote in any matter related solely to such Director's Award under this Plan.

  3.3 DECISIONS BINDING. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders or resolutions of the Board shall be final, conclusive and binding on all persons,

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including the Company, its shareholders, Directors, Employees, Participants, and their estates, beneficiaries or assignees. In all cases, Awards to Directors shall be subject to the same terms, conditions and interpretations applicable generally to Awards to non-Director Participants.

  3.4 ARBITRATION. Each Participant who is granted an Award hereunder agrees as a condition of the Award to submit to binding arbitration any dispute regarding the Plan or any Award made under the Plan, including by way of illustration and not limitation, any decision of the Committee or any action of the Company respecting the Plan. Such arbitration shall be held in accordance with the rules of the American Arbitration Association before an arbitrator selected by the Company and acceptable to the Participant. If the Participant objects to the Company's arbitrator, and the Company does not appoint an arbitrator acceptable to the Participant, then the Company and the Participant shall each select an arbitrator and those two arbitrators shall collectively appoint a third arbitrator who shall alone hear and resolve the dispute. The Company and the Participant shall share equally the cost of arbitration. No Company agreement of indemnity, whether under the Articles of Incorporation, the bylaws or otherwise, and no insurance purchased by the Company shall apply to pay or reimburse any Participant's costs of arbitration.

ARTICLE 4. SHARES SUBJECT TO GRANT UNDER THE PLAN

  4.1 NUMBER OF SHARES. Subject to adjustment as provided in this Section and in
Section 4.3, an aggregate of 3,900,000 Shares shall be available for the grant of Option Awards and Restricted Stock Awards under the Plan (hereinafter called the "Share Pool"); provided, however, that no Employee may be granted Awards under the Plan during the period from May 15, 1996 through December 31, 1996 or in any calendar year thereafter with respect to more than 300,000 Shares. The Committee, in its sole discretion, shall determine the appropriate division of the Share Pool as between Option Awards and Restricted Stock Awards. Shares issued upon exercise of any Award may be either authorized and previously unissued Shares or reacquired Shares.

  The following rules will apply for purposes of the determination of the number of Shares available for grant under the Plan:

     (a) the grant of an Award to an Employee shall reduce the Shares available in the Share Pool for grant under the Plan by the number of Shares subject to the Award; and

     (b) to the extent that an Option is settled in cash rather than by the delivery of Shares, the Share Pool shall be reduced by the number of Shares represented by the cash settlement of the Option (subject to the limitation set forth in Section 4.2 herein).

  4.2 LAPSED AWARDS. If any Award granted under this Plan is canceled, terminates, expires or lapses for any reason, any Shares then subject to such Award again shall be available for grant under the Plan and shall return to the Share Pool.

  4.3 ADJUSTMENTS IN AUTHORIZED SHARES. In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, Share combination, or other change in the corporate structure of the Company affecting the Shares, an appropriate adjustment shall be made in the number and class of Shares which may be delivered under the Plan, and in the number and class of and/or price of Shares subject to any then unexercised and outstanding Awards, as determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights. The number of Shares subject to any Award shall always be a whole number.

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  4.4 RIGHTS AS A SHAREHOLDER. No person shall have any rights as a shareholder with respect to Shares subject to an Option Award until the date the Company receives full payment of the Option price, including any sum due for withholding pursuant to Section 6.6. A person who has Restricted Shares shall have the rights of an owner of Shares, except to the extent those rights are expressly limited by then applicable restrictions on transfer contained in this Plan and the Restricted Stock Award Agreement.


ARTICLE 5. ELIGIBILITY AND PARTICIPATION

  5.1 ELIGIBILITY OF DIRECTORS. A Director who is not employed by the Company shall become a Participant upon becoming a Director and receiving an Award in accordance with the terms of this Plan.

  5.2 ELIGIBILITY OF EMPLOYEES. An Employee shall become a Participant upon recommendation by the Chairman of the Board and approval by the Committee and upon receipt of an Award in accordance with the terms of this Plan.


ARTICLE 6. STOCK OPTIONS

  6.1 GRANT OF OPTIONS.

     (a) Options may be granted to an eligible Employee at any time and from time to time as shall be determined by and in the sole discretion of the Committee.

     (b) Options with respect to five thousand (5,000) Shares shall be granted to each Director who is not employed by the Company on the date of his or her election to the Board, subject to the following terms and conditions:

        (i) the option price described in Section 6.3 shall be the Fair Market Value of the Shares on the date of grant;

        (ii) the Options shall be exercisable in accordance with Section 6.4 until the tenth anniversary of the date of grant;

        (iii) the restriction on the right to exercise the Options in accordance with Section 6.5(a) shall lapse on the first anniversary of the date of the Option Award;

        (iv) for the purposes of this Plan, death shall be treated as death while employed under Section 6.8(a)(i); Disability or Retirement from the Board shall be subject to the provisions of Sections 6.8(b) and (c); failure to be reelected shall be an involuntary termination subject to the terms of Section 6.8(d)(i); and resignation or failure to stand for reelection shall be deemed to be a voluntary termination subject to the terms of Section 6.8(e); and

        (v) the limited right of transferability shall be granted in accordance with Section 6.7.

     Except as above modified or interpreted, the provisions of this Section 6 shall apply to Directors in the same manner it applies to others.

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  6.2 OPTION AWARD AGREEMENT. Each Option shall be granted pursuant to a written
Option Award Agreement, signed by the appropriate member of the Committee or its designee, and specifying the terms and conditions applicable to the Options granted including: the Option Price; the period during which the Option may be exercised; the number of Shares to which the Option pertains; the conditions under which the Option is exercisable; and such other provisions as the Committee may from time to time determine. The Option Agreement also shall specify that the Option is intended to be a Nonqualified Stock Option whose grant is intended not to fall under the provisions of Code Section 422.

  6.3 OPTION PRICE. The Option Price for each Share subject to purchase shall be determined by the Committee and stated in the Option Award Agreement but in no event shall be less than the Fair Market Value of the Shares on the date of grant of the Award.

  6.4 DURATION OF OPTIONS. Each Option shall be exercisable for such period as the Committee shall determine at the time of grant. No Option shall be exercisable later than the tenth (10th) anniversary of the date of its grant.

  6.5 EXERCISE OF OPTIONS.

     (a) Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant. No Option shall be exercisable prior to six (6) months following the date of its grant. The Committee may provide, by rule or regulation or in any Option Award Agreement, that the exercisability of an Option may be accelerated or extended under various circumstances to a date not later than the latest expiration date permitted in accordance with Section 6.4.

     (b) Each Option shall be exercisable only by delivery to the Committee in care of the Secretary of the Company of a written notice of exercise in such form as the Committee may require. A notice of exercise shall: specify the number of shares to be purchased, shall be signed by the Participant or holder of the Option and shall be dated the date the signature is affixed.

  6.6 PAYMENT. A written notice of exercise shall be accompanied by full payment for the Shares to be purchased. Subject to the provisions of Article 11, payment shall include any income or employment taxes required to be withheld by the Company from the employee's compensation with respect to the Shares so purchased.

     (a) The Option Price upon exercise of any Option shall be payable to the Company in full either: (i) in cash or its equivalent, or (ii) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that the Shares so tendered shall have been held by the Participant for at least six (6) months prior to such tender), in proper form for transfer and accompanied by all requisite stock transfer tax stamps or cash in lieu thereof, or (iii) by a combination of (i) and (ii).

     (b) The Committee also may allow cashless exercises as permitted under Federal Reserve Board Regulation T, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Plan's purpose and applicable law.

     (c) As soon as practicable after receipt of a written notice of exercise and full payment, the Company shall deliver to the Participant, in the Participant's name, Share certificates in an appropriate amount based upon the number of Shares purchased.

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  6.7 RESTRICTIONS ON TRANSFERABILITY. Except to the extent permitted under this
Section 6.7, no Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all Options granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant. Notwithstanding the foregoing, the right to purchase Shares subject to an Option Award may be transferred, in whole or in part, by a Participant during a Participant's lifetime, to a Participant's spouse, child or grandchild, or to the trustee of a testamentary or other grantor trust established primarily for the benefit of a Participant's spouse, child or grandchild; provided that:

     (i) A transfer shall only be effective upon receipt by the Secretary of the Company, on behalf of the Committee, of written notice of transfer in such form as the Committee may require;

     (ii) A notice of transfer shall: (A) identify the name, address and relationship of the transferee to the Participant; (B) identify the Option Award which is the subject of the transfer, the number of Shares transferred and the consideration paid, if any, for the transfer; (C) in the case of a transfer to a trustee, include evidence satisfactory to the Committee that under the terms of the trust the transfer is for the exclusive benefit of a Participant's spouse, child or grandchild; and (D) include a copy of the authorized signature of each person who will have the right to exercise the option to purchase and all information relevant to the rights transferred; and

     (iii) A transferee may not transfer any rights. Upon the transferee's death, all rights shall revert to the Participant.

  The Committee may impose such additional restrictions on transferability as it may deem advisable, including, without limitation, restrictions under applicable Federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

  6.8 TERMINATION OF EMPLOYMENT. Except as hereinafter provided, Options granted under the Plan may not be exercised by any person, including a transferee of any rights under an Option Award, unless the Participant is then in the employ of the Company and unless the Participant has remained continuously so employed since the date of grant of the Option. Unless otherwise provided by the Committee and subject to the duration established in accordance with Section 6.4, Options shall be exercisable in the following circumstances:

     (a) in the case of a Participant's death

        (i) while employed by the Company, by the Beneficiary or representative during a period of 3 years following the date of the Participant's death; and in such a case may be exercised even before expiration of the 6-month or longer period established in accordance with Section 6.5(a); or

        (ii) after his Retirement, but before the third anniversary of his Retirement, by the Beneficiary or representative on or before the third anniversary of his Retirement;

     (b) in the case of the Participant's Disability, by the Participant or by the Participant's appointed representative during a period of 3 years following the date of the Participant's last day worked;

     (c) in the case of the Participant's Retirement, by the Participant during a period of 3 years following the date of the Participant's last day worked;

     (d) in the case of a Participant's involuntary termination of employment:

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        (i) for reasons other than Cause, by the Participant during a period of
     3 years following the date of the Participant's last day worked; or

        (ii) for Cause, by the Participant on or before his last day worked whether or not the Committee has made its final determination that there is Cause for termination as of that last day worked; and

     (e) in the case of a Participant's voluntary termination of employment, his last day worked.


ARTICLE 7. RESTRICTED STOCK.

  7.1 RESTRICTED STOCK AWARDS. Restricted Stock Awards may be made at any time while the Plan is in effect. Such Awards may be made to any Director or Employee whether or not prior Restricted Stock Awards have been made to said person.

  7.2 NOTICE. The Committee shall promptly provide each Participant with written notice setting forth the number of Shares covered by the Restricted Stock Award and such other terms and conditions relevant thereto, including the purchase price, if any, to be paid for the Shares by the Recipient of the Award, as may be considered appropriate by the Compensation Committee.

  7.3 RESTRICTIONS ON TRANSFER. The purpose of these restrictions is to provide an incentive to each Participant to continue to provide services to the Company and to perform his or her assigned tasks and responsibilities in a manner consistent with the best interests of the Company and its stockholders. The Shares awarded pursuant to the Plan shall be subject to the following restrictions:

     (a) Stock certificates evidencing shares shall be issued in the sole name of the Participant (but may be held by the Company until the restrictions shall have lapsed in accordance herewith) and shall bear a legend which, in part, shall provide that:

        "The shares of common stock evidenced by this certificate are subject to the terms and restrictions of the AK Steel Holding Corporation 1994 Stock Incentive Plan. These shares are subject to forfeiture or cancellation under the terms of said Plan. These shares may not be sold, transferred, assigned, pledged, encumbered or otherwise alienated or hypothecated except pursuant to the provisions of said Plan, a copy of which Plan is available from the Secretary of the Company upon request."

     (b) No Restricted Stock may be sold, transferred, assigned, pledged, encumbered or otherwise alienated or hypothecated unless, until and then only to the extent that said restrictions shall have lapsed in accordance with
  Section 7.4.

  7.4 LAPSE OF RESTRICTIONS. The restrictions set forth in Section 7.3 will lapse only if, on the date restrictions are to lapse in accordance with this
Section 7.4, the Participant has been continuously employed by the Company or has been a Director from the time of the Restricted Stock Award to such date of lapse. If the lapse schedule would result in the lapse of restrictions in a fractional share interest, the number of shares will be rounded down to the next lowest number of full shares for each of the first two lapse dates, with the balance to relate to the final lapse date. Unless otherwise provided by the
Board:

     (a) with respect to a Restricted Stock Award to an Employee, the restrictions set forth in Section 7.3 shall lapse with respect to twenty-five percent (25%) of the Shares subject thereto on the second anniversary

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  of the date of the Award; and with respect to an additional twenty-five percent (25%) of the Shares subject thereto on each of the third, fourth and fifth anniversaries of the date of the Award; and

     (b) with respect to a Restricted Stock Award to a Director, the restrictions set forth in Section 7.3 shall lapse upon completion of the full term for which the Director was elected to serve on the Board.

  7.5 VESTING AND FORFEITURE. Upon the lapse of the restrictions set forth in
Section 7.3 with respect to Shares covered by a Restricted Stock Award, ownership of the Shares with respect to which the restrictions have lapsed shall vest in the holder of the Award. In the event of termination of an Employee's employment, or in the event a Director fails to complete his or her full term on the Board, all Shares then still subject to the restrictions described in
Section 7.3 shall be forfeited by the Participant and returned to the Company for cancellation, except as follows:

     (a) Restrictions with respect to Shares covered by an outstanding Restricted Stock Award held by a Director shall lapse upon the date of his or her mandatory retirement by reason of age. In the case of an Employee's retirement, the Committee may in its sole discretion elect to waive all or any portion of the restrictions remaining in respect of a Restricted Stock Award held by that employee. Any outstanding restrictions shall lapse in case of death or Disability of the holder of a Restricted Stock Award. Evidence of Disability will be entitlement to disability income benefits under the Federal Social Security Act; and

     (b) The Committee may at any time in its sole discretion accelerate or waive all or any portion of restrictions remaining in respect of the Shares covered by an outstanding Restricted Stock Award (to the extent not waived pursuant to paragraph (a) above). This authority may be exercised for any or all Participants; provided that the waiver in any particular case shall not bind the Committee in any other similar case, it being the intention of the Company to grant the Committee the broadest possible discretion to act or to refuse to act in this regard. Any such action taken on behalf of a Director shall require the unanimous consent of all Directors (excluding the Director for whose benefit the action is taken) then in office.

  7.6 RIGHTS AS STOCKHOLDER. Upon issuance of the stock certificates evidencing the Restricted Stock Award and subject to the restrictions set forth in Section
7.3 hereof, the Participant shall have all the rights of a stockholder of the Company with respect to the Shares of Restricted Stock represented by that Restricted Stock Award, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto.

  7.7 AWARDS TO DIRECTORS. The Board may, during any calendar year, determine by majority vote to pay all or a portion of a Director's fees to be earned in such calendar year by means of an Award of Restricted Stock; provided that at least fifty (50%) of the Director's fees shall be paid in the form of a Restricted Stock Award, such Award to be made effective as of December 31 to Directors then serving. Any Director who leaves the Board during the year shall be paid in cash for services rendered.


ARTICLE 8. RIGHTS OF EMPLOYEES.

  8.1 EMPLOYMENT. Nothing in the Plan shall: (i) interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time; (ii) confer upon any Participant any right to continue in the employ of the Company or its subsidiaries; or (iii) be evidence of any agreement or understanding, express or implied, that the Company will employ any Participant in any particular position at a particular rate of compensation or for any particular period of time.

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  8.2 PARTICIPATION. Nothing in this Plan shall be construed to give any person any right to be granted any Award other than at the sole discretion of the Committee or as giving any person any rights whatsoever with respect to Shares except as specifically provided in the Plan. No Participant shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.


ARTICLE 9. CHANGE IN CONTROL.

  Upon the occurrence of a Change in Control, unless otherwise specifically prohibited by the terms of Section 9 herein:

     (a) any and all outstanding Options previously granted hereunder, if not then exercisable, shall become immediately exercisable and any restrictions on the transfer of Shares of Restricted Stock shall lapse and expire effective as of the date of the Change in Control;

     (b) subject to Article 10 herein, the Committee shall have the authority to make any modifications to any Option Award determined by the Committee to be appropriate before the effective date of the Change in Control; and

     (c) if the Shares are no longer traded over a national public securities exchange following a Change in Control:

        (i) Participants holding Options shall have the right to require the Company to make a cash payment to them in exchange for their Options. Such cash payment shall be contingent upon the Participant's surrendering the Option. The amount of the cash payment shall be determined by adding the total "spread" on all outstanding Options. For this purpose, the total "spread" shall equal the difference between: (1) the higher of (i) the highest price per Share paid or offered in any transaction related to a Change in Control of the Company; or (ii) the highest Fair Market Value per Share at any time during the ninety (90) calendar day period preceding a Change in Control; and (2) the Option Price applicable to each Share held under Option; and

        (ii) Participants holding Shares of Restricted Stock shall have the right to require the Company to make a cash payment to them in exchange for their Restricted Stock. Such cash payment shall be contingent upon the Participant's surrendering the Restricted Stock. The amount of the cash payment shall be not less than the higher of (i) the highest price per Share paid or offered in any transaction related to a Change in Control of the Company; or (ii) the highest Fair Market Value per Share at any time during the ninety (90) calendar day period preceding a Change in Control.


ARTICLE 10. AMENDMENT, MODIFICATION, AND TERMINATION.

  10.1 AMENDMENT, MODIFICATION, AND TERMINATION. The Board may at any time and from time to time, alter, amend, suspend or terminate this Plan in whole or in part; provided, that no amendment that (i) requires shareholder approval in order for this Plan to continue to comply with Rule 16b-3 under the Exchange Act, including any successor to such Rule, or (ii) would modify the provisions of Section 3.1 or the first paragraph of Section 4.1 of this Plan, shall be effective unless such amendment shall be approved by the requisite vote of shareholders of the Company entitled to vote thereon.

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  10.2 OPTION AWARDS PREVIOUSLY GRANTED. No termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan without the written consent of the Participant holding such Award. If consent is not given, the Award shall continue in force in accordance with its terms without modification.


ARTICLE 11. WITHHOLDING.

  11.1 TAX WITHHOLDING. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes, (including the Participant's FICA obligation, if any) required by law to be withheld with respect to any taxable event arising or as a result of this Plan. Failure to cooperate with the Company in paying any such withholding shall cause the cancellation of the Shares subject to the taxable transaction without liability for such cancellation.

  11.2 SHARE WITHHOLDING. With respect to withholding required upon the exercise of Options or the vesting of Shares under a Restricted Stock Award, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction. All elections shall be irrevocable, made in writing, signed by the Participant.

  In addition to the foregoing requirements, an Insider may elect Share withholding only if

     (a) written notice of such election is given at least six (6) months prior to the date (i) at which the Option is exercised (in the case of an election made with respect to an Option) or (ii) at which Shares covered by a Restricted Stock Award cease to be subject to restrictions (in the case of an election made with respect to a Restricted Stock Award); or

     (b) in the case of an election made with respect to an Option, such election is made in connection with the exercise of the Option during a Window Period; or

     (c) in the case of an election made with respect to a Restricted Stock Award, such election is made during a Window Period.

  ARTICLE 12. INDEMNIFICATION. The Company shall indemnify and hold harmless each member of the Committee, or of the Board, against and from any loss, cost, liability or expense, including reasonable attorney's fees and costs of suit, that may be imposed upon or reasonably incurred by the member in connection with or resulting from any claim, action, suit, or proceeding to which the member may be a party defendant or in which the member may be involved as a defendant by reason of any action taken or any failure to act under the Plan and against and from any and all amounts paid in Settlement thereof or paid in satisfaction of any judgment in any such action, suit, or proceeding against the member, provided that the member shall give the Company an opportunity, at its own expense, to handle and defend the same before the member undertakes to handle and defend it or agrees to any settlement of the claim. The foregoing right of indemnification shall be in addition to, and not exclusive of, any other rights of indemnification to which the member may be entitled under the Company's Articles of Incorporation or Bylaws, as a matter of law, or otherwise. This right shall not extend to any action by a Director as a claimant of rights under the Plan, whether on the Director's behalf or on behalf of a class of persons which would include the Director, unless filed in the form of a declaratory judgment seeking relief for the Company or the Plan.

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  ARTICLE 13. SUCCESSORS. All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

  ARTICLE 14. LISTING OF SHARES AND RELATED MATTERS. If at any time the Committee shall determine that the listing, registration or qualification of the Shares subject to any Award on any securities exchange or under any applicable law, or the consent or approval of any governmental regulatory authority, is necessary or desirable as a condition of, or in connection with, the granting of an Option or the issuance of Shares thereunder or the granting of a Restricted Stock Award, no Option that is the subject of such Award may be exercised in whole or in part and no certificates may be issued or reissued in respect of any Restricted Stock that is the subject of such Award unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.


ARTICLE 15. LEGAL CONSTRUCTION.

  15.1 GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

  15.2 SEVERABILITY. If any provision of the Plan shall be held by a court of competent jurisdiction to be illegal, invalid or unenforceable for any reason, the illegality, invalidity or unenforceability shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal, invalid or unenforceable provision had not been included. Unless otherwise specifically provided in a final order by a court of competent jurisdiction, no such judicial determination shall deprive a Participant of the economic advantage, if any, of unexpired Options under any Option Award Agreement or of Shares of Restricted Stock then subject to restrictions under the terms of the Plan or the Restricted Stock Award Agreement. If any such judicial determination does or would have an adverse impact then the Company shall assure the Participant of the right to receive cash in an amount equal to the value of any Award under the Plan prior to the determination of its invalidity in the same manner as if such Award was lawful and the benefit granted thereunder could be enjoyed in accordance with the terms of the Award.

  15.3 REQUIREMENTS OF LAW. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

  15.4 SECURITIES LAW COMPLIANCE. With respect to Insiders, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-13 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee. The obligations of the Company to issue or transfer Restricted Shares awarded pursuant to the Plan or Option Shares upon exercise of an Option shall be subject to: compliance with all applicable governmental rules and regulations, and administrative action; the effectiveness of a registration statement under the Securities Act of 1933, as amended, if deemed necessary or appropriate by the Company; and the condition that listing requirements (or authority for listing upon official notice of issuance) for each stock exchange on which outstanding shares of the same class may then be listed shall have been satisfied.

  15.5 GOVERNING LAW. To the extent not preempted by Federal law, the Plan and all agreements hereunder shall be construed in accordance with and governed by the laws of the State of Delaware.

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